Exhibit 10.37

[Date]
Watford Holdings Ltd.
Watford Re Ltd.
Waterloo House
100 Pitts Bay Road, 1st Floor
Hamilton HM-08
Bermuda
Attention: the Secretary
Dear Sirs,
I, __________________, hereby accept my appointment as a Director of Watford Holdings Ltd. and Watford Re Ltd. (the “Companies” and each a “Company”), with effect from [Date].

Yours faithfully,

Signed:
[Director Name]